Exhibit 99.1

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or Cmenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 or Tstevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: July 28, 2003

CROWN AMERICAN REALTY TRUST REPORTS

SECOND QUARTER FFO OF $0.32 PER SHARE

MALL SHOP OCCUPANCY REMAINS AT RECORD HIGH 90%

NET LOSS ALLOCATED TO COMMON SHAREHOLDERS IN SECOND QUARTER WAS $2.2 MILLION, OR $0.07 PER SHARE

BOARD DECLARED REGULAR QUARTERLY DIVIDENDS

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Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the quarter and six months ended June 30, 2003. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares.

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"Our Company's operating results continue to be encouraging," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Funds from Operations ("FFO") per common share was $0.32 for the quarter compared to $0.33 for the second quarter of last year. However, as we announced several weeks ago, FFO and net income during this quarter were impacted by $1.6 million, or $0.04 cents per share, from costs associated with our announced proposed merger with Pennsylvania Real Estate Investment Trust ("PREIT"). The merger costs relate primarily to legal, accounting, and financial advisory services and were expensed in the period incurred as required by GAAP; these costs are continuing in the third quarter and are expected to be significant in amount. Without these merger costs, FFO per share would have been $0.36 for the second quarter, which would have represented an approximate 9% increase compared to 2002. Earnings per common share ("EPS") for the second quarter of 2003, after preferred dividends, was a loss of $0.07 compared to a loss of $0.04 in the second quarter of 2002."

"Mall shop occupancy ended the quarter at our record high 90%, the same as of March 31, 2003 and up from 89% a year ago. Average mall shop base rent per square foot increased for the 39th consecutive quarter to $21.23 per square foot, up 3.4% from a year ago. Leasing results for the second quarter 2003 included 169,000 square feet of leases signed representing $4.0 million in annualized base rental income. A total of 94 leases were signed, including 36 new leases and 58 renewals. Base rent on new leases averaged $26.86 per foot. The base rent in the second quarter of 2003 represented an uplift of 20% compared to the second quarter of last year's average rent on a same space basis. Tenant allowances for second generation space were $5.97 per square foot in the quarter, up from $4.75 last year. Our mall shop tenants' occupancy cost percentage was 10.2% at June 30, 2003, up from 10.0% a year ago. Comparable mall shop tenant sales per square foot for the first six months were $117.95, a 2.0% increase from the $115.67 per square foot for the comparable period last year. Based on 'people counters' in 22 of our malls, customer traffic for the first six months is down 1.1% compared to the same period last year but continues to be much stronger than the National Retail Traffic Index, which is down 4.5% for the first six months of 2003."

Pasquerilla concluded, "The proposed merger with PREIT is progressing as expected. As previously announced, the merger is expected to close in the fourth quarter of 2003 and is subject to approval by the shareholders of both companies and other customary closing conditions, including the consents of certain lenders of both parties. Crown's operating performance is expected to remain positive for the remainder of 2003. However, as I've already noted, we continue to incur costs related to the proposed merger with PREIT. Before deducting any merger costs in 2003, we would expect full year FFO per share to range from $1.50 to $1.54. However, after deducting estimated merger costs of $5.0 million of which $3.0 million was incurred in the first six months, we expect that FFO per share for the full year would range from $1.37 to $1.41. The $5.0 million estimate for merger costs does not include costs that are contingent on closing of the merger, such as investment banking fees, lender consent fees and employee severance costs, which would be significantly higher."

Dividend Information

For the quarter ended June 30, 2003, the Board of Trustees declared regular quarterly dividends of $0.2150 per common share and $1.375 per senior preferred share. Both dividends are payable September 12, 2003 to shareholders of record on August 29, 2003.

Financial Information

For the quarter ended June 30, 2003, the Company reported that total Funds from Operations ("FFO") before allocations to minority interest and to preferred dividends was $15.6 million, down from $15.9 million in the same quarter of 2002. The net change in total FFO during the second quarter compared to the corresponding quarter of 2002 was largely comprised of the following:

    $1.0 million increase in mall shop base and percentage rent as a result of higher average rental rates on new and renewal leases;
    $0.1 million in higher temporary and seasonal leasing revenues;
    $0.7 million in lower interest expense primarily due to lower rates on variable-rate debt;
    $1.7 million contribution from the two malls acquired in late 2002;
    $0.3 million of higher miscellaneous mall revenues;

These positive impacts for the quarter were partially offset by:

    $1.6 million in costs associated with the proposed merger with PREIT
    $0.1 million in lower lease buyout income;
    $0.8 million in higher mall operating costs, net of tenant reimbursements;
    $0.2 million in higher net general and administrative expenses;
    $0.5 million in lower anchor base and percentage rents; and
    $0.8 million reduction in FFO due to the sale of Carlisle Plaza Mall in October 2002 and Oak Ridge Mall in March 2003 and elimination of the Cash Flow Support Agreement, as previously announced.

Total revenues for the second quarter of 2003 were $49.5 million compared to $45.1 million in the same quarter of 2002, an increase of $4.4 million, or 9.8%. $3.8 million of this increase (or 8%) is attributable to the two mall acquisitions completed in late 2002. The composition of the remaining increase of $0.6 million was primarily the result of (a) $0.5 million increase in mall shop and anchor base rents, (b) $0.1 million increase in temporary and seasonal leasing revenues, (c) $0.1 million in higher tenant reimbursement income, and (d) $0.3 million in higher miscellaneous mall revenues. These increases were partially offset by: (e) a $0.1 million in lower lease buyout income, (f) a $0.2 million in lower straight-line rents, and (g) $0.1 million in lower mall shop and anchor percentage rents.

For the second quarter of 2003, the Company reported a net income of $1.2 million compared to a net income of $2.2 million for the second quarter of 2002 due to the same factors impacting FFO as described above, plus depreciation expense for the quarter was $1.4 million higher compared to last year due mostly to depreciation and amortization from the two mall acquisitions. After deducting preferred dividends, there was a net loss applicable to common shares of $2.2 million, or $0.07 per share, in the second quarter of 2003, compared to a net loss of $1.2 million, or $0.04 per share, in the comparable period of 2002.

For the first six months of 2003, FFO before allocations to minority interest and to preferred dividends was $32.3 million, or $0.63 per share, as compared to $27.7 million, or $0.56 per share for the first six months of 2002. The primary reasons for the increase are: (a) $3.4 million contribution from the two mall acquisitions, (b) $4.3 million loss on debt extinguishment in the first quarter of 2002, (c) $1.6 million in lower interest costs this year, (d) $3.0 million in expensed merger related costs this year, and (e) $1.2 million less in 2003 from lease buyout income, from sale of Carlisle and Oak Ridge and from elimination of the Cash Flow Support. Total revenues for the first six months of 2003 were $99.9 million compared to $90.8 million for the comparable period of 2002, an increase of $9.1 million, or 10%. The two properties acquired in late 2002 accounted for $7.7 million of the increase in revenues.

For the first six months of 2003, the Company reported a net loss of $13.7 million compared to $0 net income for the first six months of 2002. However, 2003 results include a $14.0 million loss from discontinued operations which is mostly the $13.8 million loss on sale of Oak Ridge Mall on March 31, 2003. For the first six months of 2002, loss from discontinued operations amounted to $0.4 million related to Carlisle Plaza and Oak Ridge Mall. After deducting preferred dividends, there was a net loss applicable to common shares of $20.5 million for the first six months of 2003, or $0.64 per share, compared to a net loss of $6.8 million for the comparable period of 2002, or $0.25 per share.

Operating Information

  During the second quarter of 2003, leases for 169,000 square feet of mall shops were signed at rates that will produce $4.0 million in annual base rental income, compared to 171,000 square feet for $3.4 million during the same period in 2002. The second quarter included 36 new leases for 52,000 square feet at an average base rent of $26.86 per square foot and 58 renewal leases for 117,000 square feet at $22.13 per square foot. The average base rental rate on new and renewal leases in the quarter was $23.59 per square foot, which was 14.1% higher than the average base rent for tenants that closed and renewed during the quarter.
  The average mall shop base rent of the portfolio at June 30, 2003 was $21.23 per square foot. This is a 3.4% increase from $20.54 per square foot at June 30, 2002, and the 39th consecutive quarter that average base rent has increased.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in the second quarter was $23.14 per square foot as compared to $20.59 per square foot for the second quarter of 2002.
  Mall shop occupancy was 90% at June 30, 2003, up from 89% reported at June 30, 2002, and even with March 31, 2003. Occupancy and other operating statistics have been restated to exclude both Carlisle Plaza Mall (sold in October 2002) and Oak Ridge Mall (sold in March 2003).
  Comparable mall shop sales for the first six months of 2003 were $117.95 per square foot, a 2.0% increase compared to $115.67 per square foot for the same period of 2002.
  Occupancy costs (base rent, percentage rent and expense recoveries as a percentage of mall shop sales) at all properties were 10.2% at June 30, 2003, up from 10.0% at June 30, 2002.
  Seasonal and temporary leasing income for the second quarter of 2003 amounted to $2.4 million, as compared to $2.1 million for the same period in 2002.
  Tenant allowances for all leases averaged $6.38 per square foot for the second quarter of 2003 and $4.67 for the same period of last year, or $1.20 and $0.91 per square foot per year, respectively, when spread over the term of the leases.
  In late June 2003 a new Carmike stadium seating theater opened at Jacksonville Mall, Jacksonville, NC. The new Gander Mountain store in the former Ames space at Washington Crown Center, Washington, PA opened last week. We are close to signing a new Steve & Barry's lease for the former PharMor store at South Mall in Allentown, PA. This would be the first Steve & Barry's lease in our portfolio.

FFO Definition and Reconciliation

NAREIT defines "Funds from Operations" as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In calculating its Funds from Operations, the Company excludes gains or losses on sales from previously depreciated properties and includes gains (or losses) from the sale of peripheral land and earned cash flow support under the Support Agreement with Crown Investments Trust. Attached is a reconciliation of net income (loss) to FFO for the three and six month periods ended June 30, 2003 and 2002.

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee, Wisconsin, Alabama, and Georgia. The current portfolio includes 27 enclosed regional malls aggregating over 16 million square feet of gross leasable area.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

In connection with the previously-announced proposed merger between Crown American and Pennsylvania Real Estate Investment Trust (PREIT), Crown American and PREIT intend to file a registration statement on Form S-4 including a joint proxy statement/prospectus and other materials with the Securities and Exchange Commission. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A registration statement relating to PREIT securities to be issued in the merger of Crown into PREIT has not been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Supplemental Financial and Operational Information Package follows for Crown American Realty Trust for the three and six month periods ended June 30, 2003.

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CROWN AMERICAN REALTY TRUST
Consolidated Statements Of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
	(in thousands, except per share data)

Rental operations:
Revenues:
Minimum rent	$30,464	$27,903	$61,014	$55,856
Percentage rent	1,436	1,507	3,152	3,044
Property operating cost recoveries	11,093	9,753	22,526	19,860
Temporary and seasonal leasing	2,404	2,098	4,821	4,219
Utility redistribution income	3,355	3,359	6,896	6,720
Miscellaneous income	719	460	1,499	1,104
	49,471	45,080	99,908	90,803
Property operating costs:
Recoverable operating costs	14,381	12,579	29,636	25,586
Property administrative costs	806	715	1,546	1,435
Other operating costs	903	546	1,901	1,343
Utility redistribution expense	2,533	2,700	5,135	5,203
Depreciation and amortization	12,084	10,679	23,755	21,673
	30,707	27,219	61,973	55,240
	18,764	17,861	37,935	35,563
Other expenses:
General and administrative	3,130	1,429	5,978	2,870
Interest, net	12,743	12,616	25,411	25,317
Loss on early extinguishment of debt	-	-	-	4,314
	15,873	14,045	31,389	32,501
	2,891	3,816	6,546	3,062
Property sales and adjustments:
Gain (loss) on sale of outparcel land	29	(51)	83	94
	29	(51)	83	94

Minority interest in Operating Partnership	(1,750)	(1,300)	(6,343)	(2,756)

Income from continuing operations	1,170	2,465	286	400

Discontinued operations:
Loss from discontinued operations	-	(243)	(235)	(417)
Loss from asset sales	-	-	(13,787)	-
	-	(243)	(14,022)	(417)

Net income (loss)	1,170	2,222	(13,736)	(17)
Dividends on preferred shares	(3,404)	(3,404)	(6,806)	(6,806)
Net (loss) allocable to
common shareholders	$(2,234)	$(1,182)	$(20,542)	$(6,823)

Per common share information:
Basic and Diluted EPS:
Loss from continuing operations before
discontinued operations, net of preferred dividends	$(0.07)	$(0.03)	$(0.20)	$(0.23)
Loss from discontinued operations	-	(0.01)	(0.44)	(0.02)
Net loss	$(0.07)	$(0.04)	$(0.64)	$(0.25)

Weighted average shares outstanding- basic	32,170	27,619	32,110	26,918
Weighted average shares outstanding - diluted	32,537	28,075	32,436	27,331

Funds from Operations:
FFO allocable to common shareholders	$10,291	$9,212	$20,548	$15,313
Diluted FFO per share	$0.32	$0.33	$0.63	$0.56

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CROWN AMERICAN REALTY TRUST
Reconciliation of GAAP Net Income to FFO
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

	(in thousands, except per share data)

Net income (loss)	$1,170	$2,222	$(13,736)	$(17)
Adjustments:
Minority Interest in Operating Partnership	1,750	1,300	6,343	2,756
Depreciation and amortization - real estate	12,084	10,679	23,755	21,673
Depreciation and amortization - J.V.'s and other line items	466	488	919	910
Cash flow support amounts	80	764	871	1,529
Loss on asset sales	-	-	13,787	-
Depreciation from discontinued operations	-	401	387	801
FFO before allocations to minority interest and pref'd shares	15,550	15,854	32,326	27,652
Allocation to preferred shareholders (preferred dividends)	(3,404)	(3,404)	(6,806)	(6,806)
Allocation to minority interest in Operating Partnership	(1,855)	(3,238)	(4,972)	(5,533)
FFO allocable to common shares	$10,291	$9,212	$20,548	$15,313

FFO per common share	$0.32	$0.33	$0.63	$0.56

Average shares outstanding during period for diluted FFO	32,537	28,075	32,436	27,331
Partnership units and shares during period for diluted FFO	38,461	38,032	40,344	37,287

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